AMENDMENT NO. 1 TO
                       1998 STOCK PURCHASE AND OPTION PLAN
                              FOR KEY EMPLOYEES OF
                    KMC TELECOM HOLDINGS, INC. AND AFFILIATES

     This Amendment No. 1 to 1998 Stock Purchase and Option Plan for Key Employees of KMC Telecom Holdings, Inc. and Affiliates dated as of July 15, 1998 is made as of June 7, 1999 (the "Amendment").

                               W I T N E S S E T H

     WHEREAS, the Corporation designed the 1998 Stock Purchase and Option Plan for Key Employees of the Corporation and Affiliates (the "Plan");

     WHEREAS, the Corporation wishes to increase the number of shares of the authorized Common Stock available for Grants under the Plan;

     NOW THEREFORE, in consideration of the premises, it is hereby agreed as follows:

     1. DEFINED TERMS. Unless otherwise defined herein, all capitalized terms defined in the Amendment and used herein are defined in the Plan.

     2. AMENDMENT TO SECTION 6(A). Section 6(a) of the Plan is amended to read in its entirety as follows:

          "The number of Shares available for Grants under this Plan shall be 600,000 shares of the authorized Common Stock as of the effective date of the Plan, subject to adjustment in accordance with Section 8 or 9 hereof. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 75,000 shares, subject to adjustment in accordance with Section 8 or 9 hereof. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expired unexercised, shall immediately become available for Grants."

     3. Except as expressly amended hereby, all of the provisions of the Plan are hereby affirmed and shall continue in full force and effect in accordance with their terms.